UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2018

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2018 (the “Effective Date”), Abbott Laboratories, an Illinois corporation (“Abbott”), entered into a Five Year Credit Agreement (the “Revolving Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Revolving Credit Agreement provides Abbott with the ability to borrow up to $5 billion on an unsecured basis. Any borrowings under the Revolving Credit Agreement will mature and be payable on the fifth anniversary of the Effective Date. As of the date of this Current Report on Form 8-K, there are no outstanding borrowings under the Revolving Credit Agreement.

Abbott’s borrowings under the Revolving Credit Agreement will bear interest, at Abbott’s option, based on either a base rate or a Eurodollar rate, plus an applicable margin based on Abbott’s credit ratings in effect from time to time.  Abbott will also pay to the lenders under the Revolving Credit Agreement certain customary fees.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type as well as customary events of default.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which will be filed with Abbott’s annual report on Form 10-K for the period ending December 31, 2018.

Some of the lenders under the Revolving Credit Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Abbott and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with its entry into the Revolving Credit Agreement, on the Effective Date Abbott terminated all commitments outstanding under the Five Year Credit Agreement, dated July 10, 2014 (as in effect from time to time, the “Existing Credit Agreement”), among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent. There were no outstanding borrowings under the Existing Credit Agreement at the time of its termination.

The Existing Credit Agreement provided Abbott with the ability to borrow up to $5 billion on an unsecured basis. Absent termination, any borrowings under the Existing Credit Agreement would have matured and been payable on July 10, 2019.  Abbott’s borrowings under the Existing Credit Agreement bore interest, at Abbott’s option, based on either a base rate or a Eurodollar rate, plus an applicable margin based on Abbott’s credit ratings in effect from time to time.

Some of the lenders under the Existing Credit Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Abbott and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated in this Item 2.03 by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: November 30, 2018	By:	/s/ Brian B. Yoor
Brian B. Yoor
Executive Vice President Finance and Chief Financial Officer

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